UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

The Navigators Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

As of April 1, 2011, the Company’s record date for the Annual Meeting, there were a total of 17,305,759 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 16,176,951 shares of common stock, or approximately 93.5% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders.

1.	The following nominees for directors were elected to hold office until the 2012 annual meeting of shareholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
H. J. Mervyn Blakeney	13,644,065	568,534	1,964,352
Terence N. Deeks	14,073,421	139,178	1,964,352
W. Thomas Forrester	13,739,765	472,834	1,964,352
Stanley A. Galanski	13,739,931	472,668	1,964,352
Geoffrey E. Johnson	13,739,931	472,668	1,964,352
John F. Kirby	13,739,965	472,634	1,964,352
Robert V. Mendelsohn	13,702,498	510,101	1,964,352
Marjorie D. Raines	13,739,965	472,634	1,964,352
Janice C. Tomlinson	13,739,965	472,634	1,964,352
Marc M. Tract	13,539,766	672,833	1,964,352

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,775,302	24,425	412,872	1,964,352

3.	Stockholders recommended, on an advisory non-binding basis, that future advisory votes on executive compensation be held on an annual basis. The number of votes for one, two or three years, and the number of votes abstained and all Broker Non-Votes with respect to this proposal were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,774,942	60,180	963,565	413,912	1,964,352

4.	The proposal to ratify the appointment of KPMG LP as the independent auditors of the Company for fiscal year end December 31, 2011 was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain
16,075,922	101,029	0

Item 8.01 Other Events

On May 26, 2011, the Board of Directors of the Company adopted a stock repurchase program for up to $50,000,000 of the outstanding shares of its common stock, $.10 par value (the “Common Shares”), either in the open market or in privately negotiated transactions (the “Share Purchase Plan”). The Share Purchase Plan is in addition to the Company’s previously announced $65 million share repurchase program, pursuant to which 1,111,608 shares have been purchased at an aggregate purchase price of $50.2 million.

Such Common Shares may be purchased in whole or in part in any number of public or private transactions, on or before December 31, 2011, including pursuant to an existing written trading plan, as amended (the “10b5-1 Plan”), previously adopted by the Board under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The purchase of Common Shares pursuant to the Share Purchase Plan will be made in accordance with federal securities laws and applicable Delaware corporate law. The timing and amount of the repurchase transactions under the program will depend on a variety of factors, including the trading price of the stock, market conditions and corporate and regulatory considerations. The 10b5-1 Plan provides that a broker selected by the Company has the authority to repurchase shares of common stock pursuant to the terms and limitations specified in the 10b5-1 Plan, including compliance with Rule 10b-18 under the Exchange Act.  The Rule 10b5-1 Plan allows the Company’s broker to repurchase shares of common stock on behalf of the Company during prohibited trading periods in connection with the Company’s quarterly earnings releases in 2011, to the extent such purchases are permitted pursuant to Regulation M under the Exchange Act.  There can be no assurance that any stock will be repurchased by the Company either through its Rule 10b5-1 Plan or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release issued by the Company dated May 31, 2011 announcing the adoption of the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:    /s/ Bruce J. Byrnes
Name: Bruce J. Byrnes
Title: Senior Vice President, General Counsel and Secretary

Date:May 31, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by the Company dated May 31, 2011 announcing the adoption of the stock repurchase program.